Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Carter Glatt, Principal Executive Officer of Dune Acquisition Corporation (the “Company”), hereby certify, that, to my knowledge:   1. the Annual Report on Form 10-K/A for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 3, 2021

By:	/s/ Carter Glatt
Name:	Carter Glatt
Title:	Chief Executive Officer (Principal Executive Officer)